                                                                     EXHIBIT 4.8


                      MELLON FUNDING CORPORATION, ISSUER


                                      AND


                    MELLON FINANCIAL CORPORATION, GUARANTOR


                                      TO

                     BANK ONE TRUST COMPANY, N.A., TRUSTEE


                         FIRST SUPPLEMENTAL INDENTURE


                          Dated as of April 30, 2001


     =====================================================================

          First Supplemental Indenture, dated as of April 30, 2001 among Mellon Funding Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania having its principal executive office at One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (herein called the "Company"), Mellon Financial Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania having its principal executive office at One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (herein called the "Guarantor"), and Bank One Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America having its principal corporate office at One North State Street, 9/th/ Floor, Chicago, Illinois 60602, as Trustee (herein called the "Trustee").

                                   RECITALS

          The Company and the Guarantor have heretofore executed and delivered to the Trustee a certain indenture, dated as of June 12, 2000 (herein called the "Indenture"), pursuant to which one or more series of unsecured subordinated debentures, notes or other evidences of indebtedness of the Company guaranteed on a subordinated basis by the Guarantor (herein called the "Securities") may be issued from time to time by the Company. All capitalized terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Company and the Guarantor desire and have requested the Trustee to join with them in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture to correct the definition of Senior Indebtedness of the Company and Senior Indebtedness of the Guarantor.

          Section 1001(8) of the Indenture provides that a Supplemental Indenture may be entered into by the Company, the Guarantor and the Trustee without the consent of any Holders to correct or supplement any provision or to make provisions with respect to matters or questions arising under the Indenture provided such action does not adversely affect the interests of the Holders of Securities of any series in any material respect.

          The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of the First Supplemental Indenture is authorized or permitted by the Indenture and (ii) Officers' Certificates and an Opinion of Counsel each stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with.

          All things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid amendment of and supplement to the Indenture have been done.

          NOW THEREFORE THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                  ARTICLE ONE

                          AMENDMENTS TO THE INDENTURE

          SECTION 1.1. SECTION 101 of the Indenture is amended to include therein the following provisions:

          (a) The definition of Senior Indebtedness of the Company is amended by adding the following immediately before subpart (ii):

                 "and the 6.70% Subordinated Debentures due March 1, 2008, and the 6 3/8% Subordinated Debentures due February 15, 2010, each issued under the indenture, dated as of August 25, 1995, among the Guarantor, the Company and The Bank of New York, as successor to First Interstate Bank of California, as trustee, and all other notes and obligations that may be issued under such indenture as the same may be amended from time to time,".

          (b) The definition of Senior Indebtedness of the Guarantor is amended by adding the following immediately before subpart
                 (ii):

                 "and the 6.70% Subordinated Debentures due March 1, 2008, and the 6 3/8% Subordinated Debentures due February 15, 2010, each issued under the indenture, dated as of August 25, 1995, among the Guarantor, the Company and The Bank of New York, as successor to First Interstate Bank of California, as trustee, and all other notes and obligations that may be issued under such indenture as the same may be amended from time to time,".

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    MELLON FUNDING CORPORATION,
                                    Issuer

                                    BY: /s/ Steven G. Elliott
                                        ---------------------
                                    Name:  Steven G. Elliott
                                    Title:  Chairman, President and Chief
                                    Executive Officer
Attest: /s/ Michele Boxberger
        ---------------------
          Secretary

                                    MELLON FINANCIAL CORPORATION,
                                                        Guarantor

                                    BY: /s/ Martin G. McGuinn
                                        ---------------------
                                    Name:  Martin G. McGuinn
                                    Title:  Chairman and Chief Executive Officer

Attest: /s/ Carl Krasik
        ---------------
          Secretary

                                    BANK ONE TRUST COMPANY, N.A.,
                                                            Trustee

                                    BY: /s/ Marla S. Roth
                                        -----------------
                                    Name:  Marla S. Roth
                                    Title:  Assistant Vice President

Attest:

/s/ R. Bruner
-------------

COMMONWEALTH OF PENNSYLVANIA        )
                                    )  ss.:
COUNTY OF ALLEGHENY                 )

          On the 30th day of April, 2001, before me personally came Steven G. Elliott, to me known, who, being by me duly sworn, did depose and say that he is Chairman, President and Chief Executive Officer of Mellon Funding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                       /s/ Diane M. Wagner  Notary Public
                                       -------------------
                                       PITTSBURGH, ALLEGHENY COUNTY
                                       MY COMMISSION EXPIRES March 5, 2005
                                                             -------------
                                       Member, Penn. Assoc. of Notaries

[Notarial Seal]


COMMONWEALTH OF PENNSYLVANIA        )
                                    )  ss.:
COUNTY OF ALLEGHENY                 )

          On the 30th day of April, 2001 before me personally came Martin G. McGuinn, to me known, who, being by me duly sworn, did depose and say that he is Chairman and Chief Executive Officer of Mellon Financial Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                       /s/ Diane M. Wagner  Notary Public
                                       -------------------
                                       PITTSBURGH, ALLEGHENY COUNTY
                                       MY COMMISSION EXPIRES March 5, 2005
                                                             -------------
                                       Member, Penn. Assoc. of Notaries

[Notarial Seal]

STATE OF ILLINOIS        )
                         )  ss.:
COUNTY OF COOK           )

          On the 30th day of April 2001, before me, personally came Marla S. Roth, to me known, who, being by me duly sworn, did depose and say that he/she is Assistant Vice President of BANK ONE TRUST COMPANY, N.A., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his name thereto by like authority.


                                       /s/ Lisa A. Nix Notary Public
                                       ---------------
                                       Notary Public, State of Illinois
                                       No.___________________________________
                                       COMMISSION EXPIRES 5/20/2002
                                                          ----------

[Notarial Seal]

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